CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration statement on Form S-8 (No. 1-6018) of Tokheim Corporation of our report dated April 30, 1999 relating to the financial statements, which appears in this Form 11-K.



Fort Wayne, Indiana

May 28, 1999